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                                                                   EXHIBIT 11

                   STIRLING COOKE BROWN HOLDINGS LIMITED

         STATEMENT OF COMPUTATION OF NET INCOME PER ORDINARY SHARE

  (Expressed in thousands of United States Dollars, except per share data)


                                                                 As of or for the three         As of or for the six
                                                                  months ended June 30          months ended June 30
                                                                   1999         2000              1999          2000
                                                                  ---------       -------     ----------      -----------
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Net Income (Loss)......................................          $      978   $   (2,206)     $    4,609      $   (3,228)
                                                                 ==========   ===========     ==========      ===========
BASIC
Number of Shares:
Weighted average number of ordinary shares
 outstanding..........................................            9,863,372    9,863,372       9,863,372       9,863,372
Weighted average treasury shares held..................            (443,400)    (443,400)       (321,630)       (443,400)
                                                                  ---------    ---------       ---------       ---------
                                                                  9,419,972    9,419,972       9,541,742       9,419,972
                                                                 ==========   ===========     ==========      ===========
Net income (loss) per share............................          $     0.10   $    (0.23)     $     0.48      $    (0.34)
                                                                 ==========   ===========     ==========      ===========

DILUTED
Number of shares:
Weighted average number of ordinary shares
 outstanding...........................................           9,863,372    9,863,372       9,863,372       9,863,372
Weighted average treasury shares held..................            (443,400)    (443,400)       (321,630)       (443,400)
                                                                  ---------    ---------       ---------       ---------
                                                                  9,419,972    9,419,972       9,541,742       9,419,972
                                                                 ==========   ===========     ==========      ===========
Net income (loss) per share assuming dilution..........          $     0.10   $    (0.23)     $     0.48      $    (0.34)
                                                                 ==========   ===========     ==========      ===========
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